UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 29, 2018
Date of Report (date of earliest event reported)

CANNABIS LEAF INCORPORATED
(APOTHECA BIOSCIENCES, INC.)
(Exact name of Registrant as specified in its charter)

Nevada	000-55467	83-0773005
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10901 Roosevelt Blvd N Bldg. C 1000
 Saint Petersburg, FL 33716
(Address of principal executive offices)

(727) 228-3994
 (Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Table of Contents

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.
Form 10 Information
Description of Business
Risk Factors
Management's Discussion and Analysis
Description of Properties
Security Ownership of Certain Beneficial Owners and Management
Directors, Executive Officers and Corporate Governance
Executive Compensation
Certain Relationships and Related Transactions, and Director Independence
Legal Proceedings
Recent Sales of Unregistered Securities
Controls and Procedures
Market for Registrants Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities
Description of Capital Stock
Indemnification of Officers and Directors
Financial Statements and Supplementary Data
Exhibits, Financial Statement Schedules

Item 4.01	Changes in Registrants' Certifying Accountant

Item 5.01	Changes in Control of Registrant.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 7.01	Regulation FD Disclosure.

Item 9.01	Financial Statements and Exhibits.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which statements involve substantial risks and uncertainties. In some cases, it is possible to identify forward-looking statements because they contain words such as "anticipates," believes," "contemplates," "continue," "could," "estimates," "expects," "future," "intends," "likely," "may," "plans," "potential," "predicts," "projects," "seek," "should," "target" or "will," or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Many factors could cause our actual operations or results to differ materially from the operations and results anticipated in forward-looking statements. These factors include, but are not limited to:

●	our financial performance, including our history of operating losses;

●	our ability to obtain additional funding to continue our operations;

●	our ability to successfully develop and commercialize our products;

●	changes in the regulatory environments of the United States and other countries in which we intend to operate;

●	our ability to attract and retain key management and marketing personnel;

●	competition from new market entrants;

●	our ability to successfully transition from a research and development company to a marketing, sales and distribution concern;

●	our ability to identify and pursue development of additional products; and

●	the other factors contained in the section entitled "Risk Factors" contained in this Current Report on Form 8-K.

We have based the forward-looking statements contained in this Current Report on Form 8-K primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements are subject to risks, uncertainties, assumptions, and other factors including those described in the section of this Current Report on Form 8-K entitled "Risk Factors." Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements used herein.

You should not rely on forward-looking statements as predictions of future events. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

EXPLANATORY NOTE

As used in this Current Report on Form 8-K, (1) the terms the "Company," "we," "us," and "our" refer to the combined enterprises of Cannabis Leaf Incorporated ("CLI"), a Nevada corporation and Apotheca Biosciences Inc., ("Apotheca"), a Nevada Corporation, after giving effect to the Acquisition (defined below) and the related transactions described herein, (2) the term Cannabis Leaf refers to the business of Cannabis Leaf Incorporated, prior to the Acquisition, and (3) the term "Apotheca" refers to the business of Apotheca Biosciences Inc., prior to the Acquisition, in each case unless otherwise specifically indicated or as is otherwise contextually required.

This Current Report on Form 8-K is being filed in connection with a series of transactions consummated by us that relate to the Acquisition (as defined below) between us and Apotheca, which transactions are described herein, together with certain related actions taken by us.

Information contained in this Current Report on Form 8-K responds to the following items of Form 8-K:

CLI or the "Company" was incorporated in the State of Nevada on October 6, 2014, as Pacificorp Holdings, Ltd.  CLI was organized to develop and explore mineral properties in the State of Nevada.

As soon as practicable, we intend to file a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State to change our name from Cannabis Leaf Incorporated to Apotheca Biosciences, Inc.

On March 6, 2018, we closed a Merger Agreement (the "Agreement") pursuant to which the shareholders of CLI sold all of their capital stock in CLI to the shareholders of Apotheca Private in exchange for 60,000,000 shares of Apotheca Private's common stock, $0.001 par value per share (the "Common Stock").

Item 1.01.	Entry into a Material Definitive Agreement.

On March 6, 2018 an Agreement and Plan of Merger (the "Agreement") was made and entered into as of March 6, 2018 by and among CLI and Apotheca.  Certain other capitalized terms used in this agreement are defined in Exhibit A attached hereto.

The respective Boards of Directors of CLI and Apotheca have determined that it is in the best interest of each company and its respective stockholders to consummate the business combination transaction provided for in the agreement in which Apotheca would merge with and into CLI (the "Merger"), with Apotheca as the surviving entity post-Merger, upon the terms and subject to the conditions set forth herein; the respective Boards of Directors of CLI and the Apotheca have approved the Agreement, the Merger, and the other transactions contemplated by the Agreement, upon the terms and subject to the conditions set forth in the Agreement in accordance with the Nevada Revised Statutes regarding business combinations or merger  ("NRS"), and their respective corporate documents.  Each of CLI and Apotheca desires to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated by the Agreement and also to prescribe various conditions to the consummation thereof; and for federal income tax purposes, the parties intend that the Merger shall qualify as reorganization under the provisions of Section 368(a)(1)(B) of the Code.

Item 2.01	Completion of Merger or Disposition of Assets.

Effect of the Merger.  At the Effective Time, by virtue of the Merger and without any action on the part of CLI or Apotheca or any holder of capital stock of CLI or Apotheca:

(a) Capital Stock of CLI.  Each issued and outstanding share of capital stock of shall by virtue of the Merger and without any action on the part of any holder thereof, be converted into and shall be existing as one share of CLI's common stock without need of re-issuance.  Such shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation being Apotheca.

(b) Conversion of CLI Stock:(i) Each share of CLI Common Stock issued and outstanding immediately prior to the Effective Time (individually a "Share" and collectively the "Shares"), shall be considered shares of Apotheca as the surviving entity as set forth below (the "Merger Consideration").

(ii) At the Effective Time, each Share held by CLI as treasury stock or held by CLI, or any Subsidiary of CLI, immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of CLI continue to exist as shares of Apotheca as the surviving entity without further consideration with respect thereto.

(iii) At the Effective Time, each Share of the Treasury Stock as Authorized Shares but unissued Shares of CLI shall become Treasury Shares but unissued Shares of Apotheca, with no change the authorized shares which were in effect immediately prior to the Effective Time.

(iv) At the Effective Time, Apotheca as the surviving entity and in exchange for the acquisition of Apotheca shall be issued as such exchange for control and merger the amount of sixty million (60,000,000) shares of Apotheca as the surviving Company in the form of common shares to be distributed as set forth by Apotheca at its direction on a schedule set forth for issuance. Such shares shall be considered the Merger Control Shares and shall represent approximately sixty percent of the then post-issuance control of CLI post-merger. (v) At the time of exchange in such transaction, there is as certified by CLI, its board of directors and management, exist no convertible or other debt with claims or rights superior for the issuance of any shares of common stock in CLI, and no such claims need be recognized by Apotheca as debt of the surviving entity. Any such debt must have been and was not disclosed to Apotheca before this transaction, and the existing of such debt or claims is a liability of the prior management of CLI and not of Apotheca as the surviving entity.

For a description of the Merger and the material agreements entered into in connection with the Merger, please see the disclosures set forth in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated into this Item 1.01 by reference. Item 2.01 of this Current Report on Form 8-K contain only a brief description of the material terms of the Merger Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in their entirety by reference to the Acquisition Agreement which is filed as an exhibit to this Current Report on Form 8-K.

The transaction is an arm's length transaction and there are no material relationships and conflicts between the parties. Mr. Talari or Talari Industries, has no relationship or ownership of the other party of this transaction

Smaller Reporting Company

Following the consummation of the Merger, the Company will continue to be a "smaller reporting company," as defined in Regulation S-K promulgated under the Exchange Act.

FORM 10 INFORMATION

For purposes of this Current Report on Form 8-K, the Company is providing certain information that it would be required to disclose if it were a registrant filing a general form for registration of securities on Form 10 under the Exchange Act. As such, the terms the "Company," "we," "us," and "our" refer to the combined enterprises of Apotheca and CLI, after giving effect to the Acquisition and the related transactions described below, except with respect to information for periods before the consummation of the Acquisition which refer expressly to Apotheca or CLI, as specifically indicated.

BUSINESS

Company Overview

Apotheca is a developer of cutting-edge medical products, nutraceuticals, formulation and delivery technologies for the healthcare and consumer care industry. Its pipeline of products includes, transdermal, sublingual, and nasal delivery technologies for precise and controlled dosing of cannabinoids. Apotheca believes that it can deliver meaningful benefits using its technologies to the world's aging population.

Marketing Strategy Overview

Apotheca is developing cutting-edge medical products, nutraceuticals, formulation and delivery technologies for the healthcare and consumer care industry. Their pipeline of products includes, transdermal, sublingual, and nasal delivery technologies for precise and controlled dosing of cannabinoids.

Apotheca is a pioneering biotech company with an emphasis in research and development in addition to the creation of high-grade nutraceuticals and pharma grade formulations. Apothecia's' goal is to lay the groundwork and continue research of cannabinoid receptiveness in patients and create nutraceuticals that reflects their research.

In the next weeks and months, the Company will be working diligently to bring on board world renown management team and scientist to help us facilitate our growth. The Company will also begin working with prominent universities across the globe to facilitate research studies on Opioid alternatives.

Opioid Crisis, a National Public Health Emergency - House approves massive opioids legislation

According to CNN, The House of Representatives passed the most expansive legislation Congress has taken to date to address the opioid crisis, approving a bipartisan package that combines 58 bills passed in the last two weeks.

Provisions in the final package address a wide range of issues related to the crisis that is wreaking havoc across the country, such as expanding access to treatment and recovery services, coming up with opioid alternatives for pain treatment, intercepting illegal opioids at mail facilities and combating use of fentanyl. In a time of sharp partisan divides and vitriol, the 396-14 bipartisan vote underscored the reach and scope of the crisis on Capitol Hill, where lawmakers and staff say the issue has become one of, if not the, top issues they hear about from constituents in their states and districts.
With the crisis continuing to see widespread deaths, opioids are an issue that has touched most, if not all, in the states, cities and towns represented on Capitol Hill. During 2016, there were more than 63,600 overdose deaths in the United States, including 42,249 that involved an opioid, according to the Centers for Disease Control. That's an average of 115 opioid overdose deaths each day.

The bill, titled the Substance Use-Disorder Prevention that Promotes Opioid Recovery and Treatment (SUPPORT) for Patients and Communities Act, builds onto other efforts by Congress in recent years to tackle the epidemic, including $4 billion in funding earlier this year in a large spending bill. In 2016, the House passed the Comprehensive Addiction and Recovery Act and the 21st Century Cures Act.

Since 1999, the rate of overdose deaths involving opioids nearly quadrupled, and over 165,000 people have died from prescription opioid overdoses. Prescription pain medication deaths remain far too high, and in 2014, the most recent year on record, there was a sharp increase in heroin-involved deaths and an increase in deaths involving synthetic opioids such as fentanyl. Prevention, treatment, and research to rapidly tackle and reverse opioid overdoses are critical to fighting this epidemic.

Early data coming out of states where marijuana laws have been passed suggest that even as conventionally used, marijuana may be playing a role in offsetting the opioid addiction epidemic. Studies have shown that phytocannabinoids like cannabidiol have promising results in opioid withdrawal symptoms and heroin-seeking behavior.

Our studies have shown that cannabidiol can have promising improvements in opioid withdrawal symptoms by attenuating the rewarding effects of opioids. There is at least partial evidence that cannabinoid compounds can relieve from depression. Apotheca Biosciences will partner with opioid addiction centers and clinical practitioners to conduct studies on the use of RAPID for opioid addiction.

Patents and Trademarks

Apotheca has been developing Pain-Patch using CannaDERME transdermal delivery and state-of-the art smart device technologies for relieving various pains. Apotheca has formulated cannabidiol-based Pain-Patch for proof-of-concept studies. The company has now secured the two patent rights for this novel device which encompasses CannaDERME(TM) transdermal formulation and Pain-patch medical device technologies.

-- Cannabidiol is one of the key cannabinoid constituents in Hemp Plant. CBD is non-psychoactive and safe compound with a wide range of therapeutic applications, including the treatment of neural disorders and clinical studies have suggested a wide range of possible therapeutic effects of cannabidiol on several conditions.

-- The Pain-Patch has transcutaneous cannabinoid penetration technology coupled with thermosensitive nano-emulsion for sustained release of compounds for longer time. The device delivers therapeutic doses to brain via brain stem for whole-body effect.

-- The goal of these patches are to produce a pain-patch with a small footprint for easy concealment, a strong formula to counteract the decreased quality of life for individuals who suffer with systemic pain, a long shelf-life and the use of non-toxic and non-abrasive components to create the most comfortable and effective patch on the market using this technology.

Government Regulation

With respect to our business, there is a substantial amount of change occurring in the United States regarding both the medical and recreational use of cannabis, and a number of individual states have enacted state laws to enable distribution, possession, and use of cannabis for medical, and in some cases, recreational purposes. Despite the development of a legal medical or recreational cannabis industry under certain state laws, cannabis use and possession remains illegal under federal law, and such state laws are in conflict with the Federal Controlled Substances Act. The Obama Administration had effectively stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute individuals lawfully abiding by state-designated laws allowing for use and distribution of medical and recreational cannabis. However, there is no guarantee that the new Trump Administration will not change the stated policy regarding enforcement of federal laws in states where cannabis has been legalized.

Employees

We presently have 3 full and part-time employees, and make extensive use of third-party contractors, consultants, and advisors to perform many of our present activities. We have not entered into any collective bargaining agreements with any of our employees, and we believe our relationships with our employees and any third-party contractors, consultants, and advisors are strong.

Legal Proceedings

We are not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties. As of the date of this Current Report, no director, officer or affiliate is (i) a party adverse to us in any legal proceeding, or (ii) has an adverse interest to us in any legal proceedings. Management is not aware of any other legal proceedings pending or that have been threatened against us or our properties.

Litigation

We are not presently a party to any litigation nor to the knowledge of management is any litigation threatened against us which may materially affect our business or its assets. However, we may become involved with various legal matters arising in the ordinary course of our business that are complex in nature and have outcomes that are difficult to predict.

Reports to Security Holders

Our Internet address is http://www.Apotheca.com. The content on our website is available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this Current Report. The public may read and copy any materials we file with the SEC, including our annual reports, quarterly reports, current reports, proxy statements, information statements and other information, at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

RISK FACTORS

An investment in our Company involves a significant level of risk. Investors should carefully consider the risk factors described below together with the other information included in this Current Report on Form 8-K. If any of the risks described below occurs, or if other risks not identified below occur, our business, financial condition, and results of operations could be materially and adversely affected.

Risks Related to our Business

We have a limited operating history and a history of operating losses, and we may not be able to achieve or sustain profitability. In addition, we may be unable to continue as a going concern.

We were incorporated in February 26, 2018 and have only a limited operating history. We are not profitable and have incurred losses since our inception. We continue to incur research and development and general and administrative expenses related to our operations.

We incurred a net loss of $38,242 from inception (February 26, 2018) through April 30, 2018.

We expect to continue to incur losses for the foreseeable future, and these losses will likely increase as we continue to commercialize our products. The amount of future losses and when, if ever, we will achieve profitability are uncertain. If our products do not achieve market acceptance, we may never become profitable. The initial cost of completing development of our products and penetrating our anticipated markets will be substantial, and there is no assurance that we will be successful in doing so. We have no revenues to date and have not proven that we have been able to commercialize the product. Additionally, if we are not successful in growing revenues and controlling costs, we will not achieve profitable operations or positive cash flow, and even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Absent a significant increase in revenue or additional equity or debt financing, we may not be able to sustain our ability to continue as a going concern.

We are an early-stage company, and as such, we have no meaningful operating or financial history, we have no products in the marketplace, and we are pre-revenue at this time.

We commenced operations under the current business on February 26, 2018. Therefore, there is limited historical financial information upon which to base an evaluation of our performance and future prospects. Due to our lack of operating history, our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in the early-stage of operations, including, without limitation, the following:

●	absence of an operating history;

●	absence of any revenues;

●	absence of any products in the marketplace;

●	insufficient capital;

●	expected continual losses for the foreseeable future;

●	no history on which to evaluate our ability to anticipate and adapt to a developing market;

●	uncertainty as to market acceptance of our initial and future products;

●	limited marketing experience and lack of sales organization; and

●	competitive and highly regulated environment.

Because we are subject to these risks, potential investors may have a difficult time evaluating our business and their investment in our Company. We may be unable to successfully overcome these risks, any of which could irreparably harm our business.

The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with a new enterprise, the commercial launch of a new product which still requires testing, and the operation in a competitive industry. We expect to sustain losses in the future as we implement our business plan. There can be no assurance that we will ever generate revenues or operate profitably.

We will require substantial additional funding, which may not be available to us on acceptable terms, or at all.

Our cash balance at April 30, 2018 was approximately $0.  We may not have adequate funds to fully develop our business, and we may need other capital investment to fully implement our business plans. We also expect that we will need substantial additional capital following this Acquisition. We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our development plans. In that event, current stockholders would likely experience a loss of most or all of their investment. Additional funding that we do obtain may be dilutive to the interests of existing stockholders.

We are dependent on our current management team. If we fail to attract and retain key management personnel, we may be unable to successfully develop or commercialize our products.

In the early stages of development, our business will be significantly dependent on our management team. Our success will be particularly dependent upon Cameron Cox, Sam Talari, and John Verghese. The loss of any of their services could have a material adverse effect on us. We have not obtained key-man insurance on the lives of any members of our management team. Moreover, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified sales and marketing personnel. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel to join the Company on acceptable terms.
We may not be able to attract or retain qualified management and research personnel in the future due to the intense competition for qualified personnel in our industry. If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will impede significantly the achievement of our research and development objectives, our ability to raise additional capital and our ability to implement our business strategy. In particular, if we lose any members of our senior management team, we may not be able to find suitable replacements in a timely fashion or at all, and our business may be harmed as a result.

Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our business, and we cannot predict the impact that future legislation or changes in enforcement practices may have on our company.

There is a substantial amount of change occurring in the United States regarding both the medical and recreational use of cannabis, and a number of individual states have enacted state laws to enable distribution, possession, and use of cannabis for medical, and in some cases, recreational purposes. The Obama Administration has effectively stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute individuals lawfully abiding by state-designated laws allowing for use and distribution of medical and recreational cannabis. However, there is no guarantee that the Trump Administration will not change the stated policy regarding enforcement of federal laws in states where cannabis has been legalized. Future active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the willingness of customers to invest in or buy our Canna Sensor, which is used in connection with cannabis. In addition, federal or state legislation could be enacted in the future that could prohibit customers of our Canna Sensor from distributing, possessing, or using cannabis. If such legislation were enacted, customers may discontinue use of our Canna Sensor, our potential source of customers would be reduced, and our revenues may decline. Violation of any federal or state law, or allegations of such violations, could disrupt our business and result in a material adverse effect on our revenues, profitability, and financial condition.

As the possession and use of cannabis is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to users, and as such may be subject to enforcement actions which could materially and adversely affect our business

The possession, use, cultivation, or transfer of cannabis remains illegal under the Federal Controlled Substances Act. Our Canna Sensor may be sold to customers that are engaged in the business of possession, use, cultivation, or transfer of cannabis. As a result, law enforcement authorities regulating the illegal use of cannabis may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another's criminal activities. The Federal aiding and abetting statute provides that anyone who "commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal." 18 U.S.C. §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

 We may not be able to compete effectively against products introduced into our market space.

The industry surrounding handheld consumer analyzers is rapidly evolving, and the market landscape is currently uncertain. However, we expect that as consumers begin to learn and adapt, products that will compete with our offerings will rapidly proliferate. These competitive products could have similar applications, perhaps using superior technology, and may provide additional benefits that our sensors do not. We expect that the market could be occupied by larger competitors with greater financial and other resources, which could hinder our market share. We may be forced to modify or alter our business and regulatory strategy, as well as our sales and marketing plans, in response to, among other things, changes in the market, competition, and technological limitations. Such modifications may pose additional delays in achieving our goals.

Our failure to effectively manage growth could impair our business.

Our business strategy envisions a period of rapid growth after our initial product launches, which may put a strain on our administrative and operational resources, and our funding requirements. Our ability to effectively manage growth will require us to successfully expand the capabilities of our operational and management systems, and to attract, train, manage, and retain qualified personnel during our initial product launch and future launches of our other products. There can be no assurance that we will be able to do so, particularly if losses continue and we are unable to obtain sufficient financing. If we are unable to appropriately manage growth, our business, prospects, financial condition, and results of operations could be adversely affected.

We may be subject to product liability claims, and may not have sufficient product liability insurance to cover any such claims, which may expose us to substantial liabilities.

We may be exposed to product liability claims from consumers of our products. It is possible that any product liability insurance coverage we obtain will be insufficient to protect us from future claims. Further, we may not be able to obtain or maintain insurance on acceptable terms or such insurance may be insufficient to cover any potential product liability claim or recall. Failure to obtain or maintain sufficient insurance coverage could have a material adverse effect on our business, prospects, and results of operations if claims are made that exceed our coverage.

We have incurred costs and expect to incur additional costs related to the Acquisition.

We have incurred, and expect to continue to incur, various non-recurring costs associated with the acquisition, including, but not limited to, legal, accounting, and financial advisory fees. The substantial majority of our non-recurring expenses have been composed of these costs and expenses related to the execution of the acquisition

From time to time we may need to license patents, intellectual property, and proprietary technologies from third parties, which may be difficult or expensive to obtain.

We may need to obtain licenses to patents and other proprietary rights held by third parties to successfully develop, manufacture and market our products. As an example, it may be necessary to use a third party's proprietary technology to reformulate a product in order to create a new type of sensor in response to market demand, or to improve the abilities of our current sensors. If we are unable to timely obtain these licenses on reasonable terms, our ability to commercially exploit our products may be inhibited or prevented.

If we are unable to adequately protect our technology or enforce our intellectual property rights, our business could suffer.

Our success with the products we will develop will depend, in part, on our ability to obtain and maintain patent protection for these products. The coverage claimed in a patent application can be significantly reduced before the patent is issued, and the patent's scope can be modified after issuance. Furthermore, if patent applications that we file or license are not approved or, if approved, are not upheld in a court of law, our ability to competitively exploit our products would be substantially harmed. Additionally, such patents may or may not provide competitive advantages for their respective products or they may be challenged or circumvented by our competitors, in which case our ability to commercially exploit any related products may be diminished.

We also will rely on trade secret and contractual protections for our unpatented, confidential, and proprietary technology. Trade secrets are difficult to protect. While we will enter into proprietary information agreements with certain of our employees, consultants, and others, these agreements may not successfully protect our trade secrets or other confidential and proprietary information. It is possible that these agreements will be breached, or that they will not be enforceable in every instance, and that we will not have adequate remedies in the case of any such breach. It is also possible that our trade secrets will become known or independently developed by our competitors. If we are unable to adequately protect our technology, trade secrets, or proprietary know-how, or enforce our patents, our business, financial condition, and prospects could suffer.

Intellectual property litigation is increasingly common and increasingly expensive, and may result in restrictions on our business and substantial costs, even if we prevail.

Patent and other intellectual property litigation is becoming more common, and such litigation may be necessary to defend against or assert claims of infringement, to protect trade secrets, to determine the scope and validity of proprietary rights of third parties, or to enforce our patent rights, including those we may license from others. Currently, no third party is asserting that we are infringing upon their patent or other intellectual property rights, nor are we aware or believe that we are infringing or will infringe upon any third party's patent or other intellectual property rights. We may, however, currently be infringing or infringe in the future upon a third party's patent or other intellectual property rights. In that event, litigation asserting such claims might be initiated in which we may not prevail, or may not be able to obtain the necessary licenses on reasonable terms, if at all. All such litigation, whether meritorious or not, as well as litigation initiated by us against third parties, is time-consuming and very expensive to defend or prosecute and to resolve. In addition, if we infringe the intellectual property rights of others, we could lose our right to develop, manufacture, or sell our products or could be required to pay monetary damages or royalties to license proprietary rights from third parties. An adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent us from manufacturing or selling our products, which could harm our business, financial condition, and prospects.

If our competitors prepare and file patent applications in the United States that claim technology we also claim, we may have to participate in interference or derivation proceedings required by the United States Patent and Trademark Office to determine priority of invention, which could result in substantial costs, even if we ultimately prevail. Results of these proceedings are highly unpredictable and may result in us having to try to obtain licenses in order to continue to develop or market our product candidate.

 If our competitors file administrative challenges of our patent applications after grant, we may have to participate in post-grant challenge proceedings, such as oppositions, inter-partes review, post grant review or a derivation proceeding, that challenge our entitlement to an invention or the patentability of one or more claims in our patent applications or issued patents. Such proceedings could result in substantial costs, even if we ultimately prevail. Results of these proceedings are highly unpredictable and may result in us losing proprietary intellectual property rights as claimed in the challenged patents.

We may encounter unanticipated obstacles to execution of our business plan which may cause us to change or abandon our current business plan.

Our business plan may change significantly based on our encountering unanticipated obstacles. Many of our potential business endeavors are capital intensive, and may be subject to statutory or regulatory requirements and other factors that we cannot control, and which could be detrimental to our business plan. We believe that our chosen undertakings and strategies make our plans achievable in light of current economic and legal conditions and with the skills, background, and knowledge of our management team and advisors. We reserve the right to make significant modifications to our stated strategies depending on future events.

 Risks Related to Our Common Stock

There is currently a limited public trading market for our common stock and one may never develop.

There currently is a limited public trading market for our securities, and it is not assured that any such public market will develop in the foreseeable future. While this is true of any small cap company, the fact that one of our initial products is a device that will be associated with the use of cannabis, the legal status of which has not been completely resolved at the state level in many states or on the federal level, may make the path to a listing on an exchange or actively traded in the over-the-counter market more problematic. Moreover, there can be no assurance that even if our common stock is approved for listing on an exchange or is quoted in the over-the-counter market in the future, that an active trading market will develop or be sustained. Therefore, we cannot predict the prices at which our common stock will trade in the future, if at all. As a result, our investors may have limited or no ability to liquidate their investments.

Trading in our common stock is conducted on the OTC Markets and on the Over The Counter Bulletin Board ("OTCBB"), as we currently do not meet the initial listing criteria for any registered securities exchange.  The OTCBB and OTC Markets are less recognized markets than the registered securities exchanges and is often characterized by low trading volume and significant price fluctuations.  These and other factors may further impair our stockholders' ability to sell their shares when they want to and/or could depress our stock price. As a result, stockholders could find it difficult to dispose of, or obtain accurate quotations of the price of our securities because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our Company may be limited.  If a public market for our common stock does develop, these factors could result in lower prices and larger spreads in the bid and ask prices for our shares of common stock.

The market price of our common stock may be highly volatile and such volatility could cause you to lose some or all of your investment.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

●	the announcement of new products or product enhancements by us or our competitors;

●	developments concerning intellectual property rights;

●	changes in legal, regulatory, and enforcement frameworks impacting our products;

●	variations in our and our competitors' results of operations;

●	fluctuations in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;

●	the results of product liability or intellectual property lawsuits;

●	future issuances of common stock or other securities;

●	the addition or departure of key personnel;

●	announcements by us or our competitors of acquisitions, investments or strategic alliances; and

●	general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market has recently experienced extreme price and volume fluctuations. The volatility of our common stock could be further exacerbated due to low trading volume. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock and the loss of some or all of our investors' investment.

Some or all of the "restricted" shares of our common stock held by our stockholders, including, but not limited to, shares issued in connection with: (i) our incorporation in 2018 may be offered from time to time in the open market pursuant to an effective registration statement under the Securities Act, or without registration pursuant to Rule 144 promulgated thereunder, and these sales may have a depressive effect on the market price of our common stock.
 Because our common stock may be a "penny stock," it may be more difficult for investors to sell shares of our common stock, and the market price of our common stock may be adversely affected.

Our common stock may be a "penny stock" if, among other things, the stock price is below $5.00 per share, it is not listed on a national securities exchange, or it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This risk-disclosure document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser's written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get their money back.

If applicable, the penny stock rules may make it difficult for stockholders to sell their shares of our common stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, stockholders may not always be able to resell their shares of our common stock publicly at times and prices that they feel are appropriate.

Because we became public by means of a merger, we may not be able to attract the attention of brokerage firms.

Additional risks may exist because we acquired our main operation, being Apotheca Biosciences Inc   through a "merger." Securities analysts of brokerage firms may not provide coverage of our Company since there is little incentive for brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct secondary offerings on our behalf in the future.

 Compliance with the reporting requirements of federal securities laws can be expensive.

We are a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002.  The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial. If we do not provide current information about our Company to market makers, they will not be able to trade our stock. Failure to comply with the applicable securities laws could result in private or governmental legal action against us or our officers and directors, which could have a detrimental impact on our business and financials, the value of our stock, and the ability of stockholders to resell their stock.

 Our investors' ownership in the Company may be diluted in the future.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of ownership interests of our present stockholders. We expect to need to issue a substantial number of shares of common stock or other securities convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, raising additional capital in the future to fund our operations, and other business purposes.

Directors, executive officers, principal stockholders and affiliated entities own a significant percentage of our capital stock, and they may make decisions that our stockholders do not consider to be in their best interests.

As of the date of this Current Report, our directors, executive officers, principal stockholders and affiliated entities beneficially own, in the aggregate, approximately 30% of our outstanding voting securities as of the date hereof. Sam Talari, the President and a director of the Company, is the beneficial owner of approximately 68% of our outstanding voting securities as of the date hereof. As a result, if some or all of them acted together, they would have the ability to exert substantial influence over the election of our board of directors and the outcome of issues requiring approval by our stockholders. This concentration of ownership may also have the effect of delaying or preventing a change in control of our Company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices. This concentration of ownership and influence in management and board decision-making could also harm the price of our capital stock by, among other things, discouraging a potential acquirer from seeking to acquire shares of our capital stock (whether by making a tender offer or otherwise) or otherwise attempting to obtain control of our Company.

Our board of directors has historically had significant control over us and we have yet to establish committees comprised of independent directors.

Until June 25, Apotheca only had three directors. Because of such limited number of directors, each of our board members had significant control over all corporate issues. In addition, two of our three directors also held officer positions in Apotheca. We could not establish board committees comprised of independent members, and we did not have an audit or compensation committee comprised of independent directors. Our three directors performed these functions, despite not all being independent directors. Thus, there was potential conflict in that two of our directors were also engaged in management and participated in decisions concerning management compensation and audit issues that may affect management and Apotheca's performance.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and to detect and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as would be possible with an effective control system in place. We have not performed an in-depth analysis to determine if historical undiscovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

We have been assessing our internal controls to identify areas that need improvement. We are in the process of implementing changes to internal controls, but have not yet completed implementing these changes. Failure to implement these changes to our internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our common stock.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with, and is qualified in its entirety by, the Company's  audited annual financial statements and the related notes thereto and the Company's unaudited interim financial statements and the related notes thereto, each of which appear elsewhere in this Current Report on Form 8-K. This discussion contains certain forward-looking statements that involve risks and uncertainties, as described under the heading "Forward-Looking Statements" in this Current Report on Form 8-K. Actual results could differ materially from those projected in the forward-looking statements. For additional information regarding these risks and uncertainties, please see the disclosure under the heading "Risk Factors" elsewhere in this Current Report on Form 8-K. The Management Discussion and Analysis of Financial Condition and Results of Operations below is based upon only the financial performance of the Company.

Overview

Apotheca was incorporated on February 26, 2018. Apotheca is developing cutting-edge medical products, nutraceuticals, formulation and delivery technologies for the healthcare and consumer care industry. Their pipeline of products includes, transdermal, sublingual, and nasal delivery technologies for precise and controlled dosing of cannabinoids.
Apotheca is a pioneering biotech company with an emphasis in research and development in addition to the creation of high-grade nutraceuticals and pharma grade formulations. Apothecia's' goal is to lay the groundwork and continue research of cannabinoid receptiveness in patients and create nutraceuticals that reflects their research.

Recent Events

Merger

On March 10, 2018, pursuant to the Merger Agreement, Apotheca entered into an Acquisition, and CLI became a wholly owned subsidiary of Apotheca. The acquisition has not yet been finalized.

The foregoing description of the Acquisition Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Acquisition Agreement which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and which is incorporated by reference herein.

Results of Operations – From inception (February 26, 2018) through April 30, 2018

Revenue

From inception (February 26, 2018) through April 30, 2018, the Company has had no revenues.

Operating Expenses

G&A expenses were $30,000 from inception (February 26, 2018) through April 30, 2018. Personnel expenses from inception (February 26, 2018) through April 30, 2018 amounted to $8,242.

Net Loss

The Company incurred a net loss of $38,242 from inception (February 26, 2018) through April 30, 2018 for the reasons cited above.

Liquidity and Capital Resources

Our principal sources of cash have been loans from related parties: (i) $855 from Sam Talari, our President and (iii) $1,092 from Nuvus Gro Corp.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K.

Contractual Obligations

Apotheca has no contractual obligations as of April 30, 2018:

DESCRIPTION OF PROPERTIES

The Company owns no properties or leases.  The Company shares its principal corporate offices which are located at 10901 Roosevelt Blvd N Bldg C 1000 in Saint Petersburg, Florida 33716. The monthly rent and utilities is allocated between several companies according to office space used.  The current rent and utility is $364.00 per month.

The Company believes its leased office and warehouse facilities are adequate for its current needs and provides opportunities for future expansion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security ownership of certain beneficial owners and management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 24, 2018 for:

●	each of our directors and nominees for director;

●	each of our named executive officers;

●	all of our current directors and executive officers as a group; and

●	each person, entity or group, who beneficially owned more than 5% of each of our classes of securities.

We have based our calculations of the percentage of beneficial ownership on 111,314,000 shares of our common stock.

Unless otherwise indicated, the mailing address of each beneficial owner is Apotheca Biosciences Inc. 10901 Roosevelt Blvd. N,  Bldg C 1000,  Saint Petersburg,  Florida 33716. The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Name	Position	Number of Shares Beneficially Owned	Percentage of Common Stock Shares Beneficially Owned
Harvest Fund, LLC*		34,800,000	31.26%
Futureland Corp		12,000,000	10.78%
Saeed Talari	CEO / CFO / Director	8,000,000	7.19%
John Verghese	CTO / Director	2,000,000	1.80%
Craig Huffman	Legal Council	1,200,000	1.08%
Deirdre Fernandes	COO	1,000,000	0.90%
Karin Rohret	Secretary	1,000,000	0.90%
Cede & Co Fast Balance		14,280,000	12.83%
Cityhawk Limited		60,000	0.05%
Wan So Lee		18,142,670	16.30%
Veritas Capital Management Ltd		831,330	0.75%
Kook Chong Yoo		18,000,000	16.75%
All beneficial owners as a Group		111,314,000	100.00%

*Harvest Fund LLC is an entity controlled by our Chairman, Sam Talari.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The table below sets certain information concerning our executive officers and directors as of the closing of the Acquisition, including their names, ages, anticipated positions with us. Our executive officers are chosen by our Board and hold their respective offices until their resignation or earlier removal by the Board.

In accordance with our certificate of incorporation, incumbent directors are elected to serve until our next annual meeting and until each director's successor is duly elected and qualified.

Name	Age	Position
Saeed Talari	57	CEO, CFO, Director (Chairman of the Board)
John Verghese	58	CTO Director

 Directors

The following information pertains to the members of our Board effective as of the closing of the Acquisition, their principal occupations and other public company directorships for at least the last five years and information regarding their specific experiences, qualifications, attributes and skills:

Sam Talari – President CEO, CFO, Director (Chairman of the Board)

Mr. Talari, born and raised as an entrepreneur, found his calling in incubating exciting leading edge technology companies in private and public sector, with a unique business plan merging the boundaries between a hedge fund and a VC. Mr. Talari has been the Chief Executive Officer of FutureWorld Energy, Inc. since November 21, 2005. Mr. Talari served as the Acting Chief Executive Officer at Infrax Systems, Inc. since November 21, 2008 and Chief Operating Officer until October 2009 and served as its Interim President. Mr. Talari founded and manages FutureTech since 2001 and Talari Industries since 2008. He serves as a Director at PowerCon Energy Systems, Inc, and Chairman & CEO of Lockwood Technology. He studied Computer Science and Mathematics at the University of New Hampshire. Mr. Talari holds a Bachelor's Degree in Computer Science, Engineering, and Mathematics from University of Lowell and has a Master's Degree in Finance from Trinity.

John Verghese – CTO, Director

Seasoned telecommunication expert with 23+ years of experience in building and operating local and wide area networks. Well rounded in all the functional areas of the telecom industry from planning, engineering and operations to sales and customer support. Extensive experience working for a local power utility to provide voice, video and data communications to corporate facilities, power plants and substations. He also now serves as President and CEO of HempTech Corp, a global leader in solutions to the cannabis industry.

Executive Officers

The following information pertains to our executive officers effective as of the Closing Date:

Sam Talari – President, Chairman

Mr. Talari, born and raised as an entrepreneur, found his calling in incubating exciting leading edge technology companies in private and public sector, with a unique business plan merging the boundaries between a hedge fund and a VC. Mr. Talari has been the Chief Executive Officer of FutureWorld Energy, Inc. since November 21, 2005. Mr. Talari served as the Acting Chief Executive Officer at Infrax Systems, Inc. since November 21, 2008 and Chief Operating Officer until October 2009 and served as its Interim President. Mr. Talari founded and manages FutureTech since 2001 and Talari Industries since 2008. He serves as a Director at PowerCon Energy Systems, Inc, and Chairman & CEO of Lockwood Technology. He studied Computer Science and Mathematics at the University of New Hampshire. Mr. Talari holds a Bachelor's Degree in Computer Science, Engineering, and Mathematics from University of Lowell and has a Master's Degree in Finance from Trinity.

Non-Executive Officers

John Verghese – Chief Technology Officer

Seasoned telecommunication expert with 23+ years of experience in building and operating local and wide area networks. Well rounded in all the functional areas of the telecom industry from planning, engineering and operations to sales and customer support. Extensive experience working for a local power utility to provide voice, video and data communications to corporate facilities, power plants and substations.

Involvement in Legal Proceedings

To the Company's knowledge, none of our officers or our directors has, during the last ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

To the Company's knowledge, there are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Arrangements for Appointment of Directors and Officers

Pursuant to the Acquisition Agreement, as of the Closing Date, Apotheca has the right to appoint each of the seven (7) directors of the Company and has the right to designate all of the executive officers of the Company.
The disclosures set forth in Item 5.01 of this Current Report on Form 8-K are incorporated by reference into this item.

Family Relationships

There are no family relationships among the members of our Board or our executive officers.

Composition of the Board

In accordance with our certificate of incorporation, our Board is elected annually as a single class.

Communications with our Board of Directors

Our stockholders may send correspondence to our board of directors c/o the Corporate Secretary at Apotheca Biosciences Inc, 10901 Roosevelt Blvd N., Bldg C 1000, Saint Petersburg, Florida 33716. Our corporate secretary will forward stockholder communications to our board of directors prior to the board's next regularly scheduled meeting following the receipt of the communication.

 Code of Business Conduct and Ethics

Effective as of February 26, 2018, the Company adopted a Code of Business Conduct and Ethics that applies to, among other persons, our president or chief executive officer as well as the individuals performing the functions of our chief financial officer, corporate secretary and controller. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to regulatory agencies, including the Securities and Exchange Commission;

●	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

●	accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our personnel be afforded full access to our president or chief executive officer with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our personnel are to be afforded full access to our board of directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our president or chief executive officer. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer, the incident must be reported to any member of our board of directors or use of a confidential and anonymous hotline phone number. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our Code of Business Conduct and Ethics by another. Our Code of Business Conduct and Ethics is available, free of charge, to any stockholder upon written request to our Corporate Secretary at Apotheca Biosciences Inc, 10901 Roosevelt Blvd N., Bldg C 1000, Saint Petersburg, Florida 33716.  A copy of our Code of Business Conduct and Ethics is also attached as an exhibit to this Current Report on Form 8-K.

CORPORATE GOVERNANCE

Board Committees

Our board of directors intends to establish an audit committee, a nominating and governance committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. The nominating and governance committee will assist our board of directors in fulfilling its oversight responsibilities and identify, select and evaluate our board of directors and committees. Mr. Talari may be selected to be the Chairman of the Audit Committee. No final determination has yet been made as to the memberships of the other committees.

We will reimburse all directors for any expenses incurred in attending directors' meetings provided that we have the resources to pay these fees. We will provide officers and directors liability insurance.

Leadership Structure

The chairman of our board of directors and chief executive officer positions are not currently the same person, Mr. Saeed Talari. Our bylaws do not require our board of directors to separate the roles of chairman and chief executive officer but provides our board of directors with the flexibility to determine whether the two roles should be combined or separated based upon the Company's needs.  Our board of directors believes the combination of the chairman and the chief executive officer roles may be the appropriate structure for the company at later time. Our board of directors believes the current leadership structure serves as an aid in the board of directors' oversight of management and it provides the Company with sound corporate governance practices in the management of its business.

Risk Management

The board of directors discharges its responsibilities, and assesses the information provided by the Company's management and the independent auditor, in accordance with its business judgment.  Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, and management is responsible for conducting business in an ethical and risk mitigating manner where decisions are undertaken with a culture of ownership.  Our board of directors oversees management in their duty to manage the risk of our company and each of our subsidiaries. Our board of directors regularly reviews information provided by management as management works to manage risks in the business. Our board of directors intends to establish board committees to assist the full board of directors' oversight by focusing on risks related to the particular area of concentration of the relevant committee. For example, the compensation committee will oversee risks related to our executive compensation plans and arrangements, the audit committee will oversee the financial reporting and control risks and the nominating and governance committee will oversee risks associated with the independence of our board of directors and potential conflicts of interest. If a risk is of sufficient magnitude, a committee will report on the discussions of the applicable relevant risk to the full board of directors during the committee reports portion of the board of directors meetings. The full board of directors will incorporate the insight provided by these reports into its overall risk management analysis.

Meetings

No director who served as a director during the past year of Apotheca attended fewer than 75% of the aggregate of the total number of meetings of the Apotheca's board of directors.

EXECUTIVE COMPENSATION

The following table lists the summary compensation of Apotheca's named executive officers:

Name and principal position	Year		Salary	Bonus	Stock awards	Option awards	All other comp.	Total

Saeed Talari	2019	*	$180,000	$-	$-	$-	$-	$180,000
Chief Executive Officer			$-	$-	$-	$-	$-	$-

 *So far the Company has accrued $30,000 from inception (February 26, 2018) through April 30, 2018 (Fiscal Year 2019).

Agreements with Named Executive Officers

Sam Talari, President

On February 26, 2018 Apotheca entered into a five-year employment agreement with Sam Talari. The employment agreement provides that Mr. Talari shall serve as the Apotheca's President or such other title or position as may be designated from time to time by the Apotheca's board of directors. The employment agreement can be terminated pursuant to written notification by either Apotheca or Mr. Talari, which notification may occur at any time for any reason. Mr. Talari's initial base salary is $180,000 per year, subject to periodic review by the Apotheca board of directors and may be increased in the discretion of Apotheca.

Under the terms of the employment agreement, Mr. Talari is also eligible to participate in all group term life insurance plans, group health plans, accidental death and dismemberment plans and short-term disability programs and other perquisites which are made available to the Apotheca executives and for which Mr. Talari qualifies.

Under the terms of the employment agreement, should Apotheca terminate Mr. Talari's employment other than for cause during the first 5 years of the employment agreement, or should Mr. Talari resign for good reason, Apotheca shall have no further obligation under the employment agreement, except that Apotheca will continue to pay Mr. Talari's base salary for a two year period, (less, if applicable, any long-term disability payments) and the Target Bonus (as defined below) for a one year period following termination of Mr. Talari's employment on the normal payroll dates, and in addition one hundred percent (100%) of Mr. Talari's then-outstanding unvested stock options shall immediately vest.

The employment agreement provides that for each fiscal year during the employment agreement, Mr. Talari shall be eligible for an incentive bonus. For each full fiscal year of employment, Mr. Talari shall be eligible for an incentive bonus of up to one hundred percent (100%) of his annual base salary and his performance objectives shall be set such that one hundred percent (100%) completion of his objectives shall entitle him to at least seventy-five percent (75%) of the bonus (the "Target Bonus"). During the first year of employment Mr. Talari shall be eligible for the bonus plan as outlined in the employment agreement. After the first year, the bonus amount will be based on the following factors: (1) the financial performance of Apotheca as determined and measured by Apotheca's board of directors, and (2) Mr. Talari's achievement of management targets and goals as set by Apotheca. The bonus amount is intended to reward contribution to Apotheca's performance over an entire fiscal year, and on the basis of continuing, cumulative contribution, and consequently will be paid only if Mr. Talari is employed and in good standing at the time of bonus payments, which will occur each quarter.

The foregoing is only a brief description of the material terms of the employment agreements, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in their entirety by reference to the employment agreement which is filed as an exhibit to this Current Report on Form 8-K.

Outstanding Equity Awards

None

Director Compensation

We may plan to have our directors receive $1,000 per month as compensation as directors but there is no compensation being considered at this time.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, or written representations that no other reports were required, and to the best of our knowledge, we believe that all of our officers, directors, and owners of 10% or more of our common stock filed all required Forms 3, 4, and 5.

Director Compensation Arrangements

There are no director compensations as of this Acquisition in 2018. It is anticipated that reasonable compensation would be awarded for new directors as stated above

CERTAIN RELATIONSHIPS AND RELATED PARTY
TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons
Apotheca

None.

Cannabis Leaf Incorporated

None

Review and Approval of Transactions with Related Persons

In reviewing and approving transactions with related persons, Apotheca and CLI's board of directors considered all material factors in relation to such related person's role in a proposed transaction, including, without limitation, the related person's indirect or direct financial interest in the proposed transaction, other interests such related person may have in the proposed transaction, the terms and conditions of the proposed transaction, and whether such transaction is on an equivalent to arms-length basis. After reviewing and factoring all these considerations, Apotheca's board of directors, and the disinterested directors, if applicable, determined whether to approve the proposed transaction with the respective related person. While Apotheca did not have any written polices with respect to review and approval of any such transactions with related persons, Apotheca's believes the processes its board of directors has followed ensure the appropriateness of its entry into such transactions with related persons and that they were entered into on terms on an equivalent basis to an arms-length transaction.

Director Independence

Board of Directors

Currently we do not have any independent directors but pursuant to Nasdaq Stock Market Rule 5605(a)(2) and applicable SEC rules and regulations we may consider such in near term.  Mr. Talari, and Mr. Verghese are currently employed as our CEO/Treasurer and CTO, respectively, and therefore would not be considered independent directors.

Potential Conflicts of Interest

Since we did not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees were performed by our directors. Thus, there was an inherent conflict of interest.

LEGAL PROCEEDINGS

From time to time we may be involved in claims arising in the ordinary course of business. No legal proceedings, governmental actions investigations or claims are currently pending against us or involve us.

CONTROLS AND PROCEDURES

This report does not include a report of management's assessment regarding internal control over financial reporting or an attestation report of the company's registered public accounting firm due to a transition period established by rules of the Securities and Exchange Commission for newly public companies.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
 COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTC Markets under the symbol "PCFP" To date, there has been limited trading in our common stock.

As of July 24, 2018 there were approximately 12 record holders of our common stock.

We paid no dividends or made any other distributions in respect of our common stock since inception and we have no plans to pay any dividends or make any other distributions in the future.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 600,000,000 shares of common stock at .001 par value per share.

Common Stock

Of the authorized common stock, 111,314,000 shares are outstanding as of immediately after the closing of the Acquisition and after giving effect to the shares to be issued to the former Apotheca shareholders as a result of the Acquisition. The holders of our common stock are entitled to receive dividends from our funds legally available therefor only when, as and if declared by our Board, and are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon the liquidation, dissolution or winding-up of our affairs. Holders of our common stock do not have any preemptive, subscription, redemption or conversion rights. Holders of our common stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Nevada corporate law. The holders of our common stock do not have cumulative voting rights, which mean that the holders of a plurality of the outstanding shares can elect all of our directors. All of the shares of our common stock currently issued and outstanding are fully-paid and non-assessable. No dividends have been paid to holders of our common stock since our incorporation, and no cash dividends are anticipated to be declared or paid in the reasonably foreseeable future.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of July 24, 2018. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	0	$.00	0
Equity compensation plans not approved by stockholders	None	N/A	N/A

Shares Eligible for Future Sale

As of the date hereof, there were 111,314,000 shares of our common stock outstanding. We are authorized to issue by our Articles of Incorporation, an aggregate of 600,000,000 shares of common stock, .001 par value per share.

Rule 144

●
Pursuant to Rule 144 of the Securities Act, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months (or longer in the case of former shell companies as described below) would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, (2) we are subject to the Exchange Act reporting requirements for at least 90 days before the sale and (3) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

●
Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of: 1% of total shares outstanding and the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a 144 notice with respect to such sale (which average volume criteria only applies if the company's securities become listed on NASDAQ or an exchange).

Provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

However, since our shares are quoted on the OTC Markets, which is not an "automated quotation system," our stockholders will not be able to rely on the market-based volume limitation described in the second bullet above. If, in the future, our securities are listed on an exchange or quoted on NASDAQ, then our stockholders would be able to rely on the market-based volume limitation. Unless and until our stock is so listed or quoted, our stockholders can only rely on the percentage based volume limitation described in the first bullet above.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law and certain provisions of our bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our Board, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

A stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements set forth in Item 9.01(a) and (b) of this Current Report on Form 8-K are incorporated by reference into this item.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The disclosures set forth in Item 4.01 of this Current Report on Form 8-K are incorporated by reference into this item.

Item 5.01.	Changes in Control of Registrant.

The disclosures set forth in Item 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item.

Upon consummation of the Acquisition, Apotheca acquired control of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As soon as practicable, the Company intends to amend its Articles of Incorporation to change its corporate name from "Cannabis Leaf Incorporated" to "Apotheca Biosciences Inc".

Item 7.01.	Regulation FD Disclosure.

On June 25, 2018, the Company issued a press release announcing consummation of the Acquisition with Cannabis Leaf, Inc. pursuant to the Acquisition Agreement. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 furnished herewith, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(b)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement and Plan of Acquisition, dated as of March 6, 2018, by and among Cannabis Leaf Inc., and Apotheca Biosciences Inc.
3.2	Amendment to Articles of Incorporation
10.8	Employment Agreement, dated as of February 26, 2018, between Apotheca and Saeed Talari
99.2	Unaudited Proforma Financial Statements
99.3	Press Release, dated June 25, 2018

APOTHECA BIOSCIENCES INC.
FROM INCEPTION THROUGH APRIL 30, 2018

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Apotheca Biosciences, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Apotheca Biosciences, Inc. (the "Company") as of and for the period ended April 30, 2018, the related statement of operations, stockholders' deficit, and cash flows for the period from February 26, 2018 (inception) through to April 30, 2018, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2018, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s BF Borgers CPA PC
BF Borgers CPA PC

We have served as the Company's auditor since 2017
Lakewood, CO
August 31, 2018

APOTHECA BIOSCIENCES, INC.
Condensed Balance Sheet

April 30,
2018
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$295
Accrued expenses	30,000
Related party advances	1,947
Total current liabilities	32,242

TOTAL LIABILITIES	32,242

Stockholders' deficit
Common stock: 200,000,000 authorized; $0.0001 par value 111,314,000 outstanding	6,000
Accumulated deficit	(38,242)
TOTAL STOCKHOLDERS' DEFICIT	(32,242)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-

The accompanying notes are an integral part of these financial statements

APOTHECA BIOSCIENCES, INC.
Condensed Statement of Operations

From Inception (February 26, 2018) through April 30, 2018

Revenues	$-

Operating Expenses
Personnel expenses	30,000
General and administrative	8,242
Total operating expenses	38,242

Net loss	$(38,242)
Basic and diluted loss per share	$(0.01)
Weighted average number of shares outstanding	37,752,809

The accompanying notes are an integral part of these financial statements

APOTHECA BIOSCIENCES, INC.
Condensed Statements of Cash Flows

From Inception (February 26, 2018) through April 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(38,242)

Adjustments to reconcile net loss to net cash used by operating activities
Issuance of stock for services	6,000
Changes in operating assets and liabilities:
Account payable	295
Accrued expenses	30,000
Related party advances	1,947
Net Cash Used by Operating Activities	-

Net increase (decrease) in cash and cash equivalents	-
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$-

The accompanying notes are an integral part of these financial statements

APOTHECA BIOSCIENCES, INC.
NOTES TO
FINANCIAL STATEMENTS

1.	Nature of operations

Apotheca Biosciences, Inc. a Nevada Corporation ("Apotheca") incorporated on February 26, 2018. Apotheca is a developer of cutting-edge medical products, nutraceuticals, formulation and delivery technologies for the healthcare and consumer care industry. Its pipeline of products includes, transdermal, sublingual, and nasal delivery technologies for precise and controlled dosing of cannabinoids. Apotheca believes that it can deliver meaningful benefits using its technologies to the world's aging population.

The Company's corporate office is located in St. Petersburg, Florida.

2.	Summary of significant accounting policies

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of equity issued for services, valuation of equity associated with convertible debt, the valuation of derivative liabilities, and the valuation of deferred tax assets. Actual results could differ from these estimates.

Fair Value Measurements and Fair Value of Financial Instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

APOTHECA BIOSCIENCES, INC.
NOTES TO
FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (continued):

Derivative Liability

We evaluate convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, "Derivatives and Hedging." The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

Deferred Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes ("ASC 740-10") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company monitors outstanding receivables based on factors surrounding the credit risk of specific customers, historical trends, and other information. The allowance for doubtful accounts is estimated based on an assessment of the Company's ability to collect on customer accounts receivable. There is judgment involved with estimating the allowance for doubtful accounts and if the financial condition of the Company's customers were to deteriorate, resulting in their inability to make the required payments, the Company may be required to record additional allowances or charges against revenues. The Company writes-off accounts receivable against the allowance when it determines a balance is uncollectible and no longer actively pursues its collection. The allowance for doubtful accounts is created by forming a credit balance which is deducted from the total receivables balance in the balance sheet.

APOTHECA BIOSCIENCES, INC.
NOTES TO
FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (continued):

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. There was no depreciation expense from inception (February 26, 2018) ended April 30, 2018.

Stock Based Compensation Expense

We expect to account any share-based compensation pursuant to ASC Topic 718, Stock-Based Compensation. ASC 718 requires measurement of all employee share-based payments awards using a fair-value method. When a grant date for fair value is determined we will use the Black-Scholes-Merton pricing model. The Black-Scholes-Merton valuation calculation requires us to make key assumptions such as future stock price volatility, expected terms, risk-free rates and dividend yield. The weighted-average expected term for stock options granted was calculated using the simplified method in accordance with the provisions of Staff Accounting Bulletin No. 107, Share-Based Payment. The simplified method defines the expected term as the average of the contractual term and the vesting period of the stock option. We will estimate the volatility rates used as inputs to the model based on an analysis of the most similar public companies for which Perpetual Industries, Inc. has data. We will use judgment in selecting these companies, as well as in evaluating the available historical volatility data for these companies.

ASC 718 requires us to develop an estimate of the number of share-based awards which will be forfeited due to employee turnover. Annual changes in the estimated forfeiture rate may have a significant effect on share-based payments expense, as the effect of adjusting the rate for all expense amortization after January 1, 2006 is recognized in the period the forfeiture estimate is changed. If the actual forfeiture rate is higher than the estimated forfeiture rate, then an adjustment is made to increase the estimated forfeiture rate, which will result in a decrease to the expense recognized in the financial statements. If the actual forfeiture rate is lower than the estimated forfeiture rate, then an adjustment is made to decrease the estimated forfeiture rate, which will result in an increase to the expense recognized in the financial statements. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. We have never paid cash dividends, and do not currently intend to pay cash dividends, and thus have assumed a 0% dividend yield.

Apotheca Biosciences, Inc. will continue to use judgment in evaluating the expected term, volatility and forfeiture rate related to its stock-based awards on a prospective basis, and in incorporating these factors into the model. If our actual experience differs significantly from the assumptions used to compute its stock-based compensation cost, or if different assumptions had been used, we may record too much or too little share-based compensation cost.

Revenue Recognition

Revenue includes product sales. The Company recognizes revenue from product sales in accordance with Topic 606 "Revenue Recognition in Financial Statements" which considers revenue realized or realizable and earned when all of the following criteria are met:

(i)	persuasive evidence of an arrangement exists,
(ii)	the services have been rendered and all required milestones achieved,
(iii)	the sales price is fixed or determinable, and
(iv)	Collectability is reasonably assured.

APOTHECA BIOSCIENCES, INC.
NOTES TO
FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (continued):

Convertible Debentures

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature ("BCF"). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 "Debt with Conversion and Other Options." In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense, over the life of the debt.

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair value.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a "beneficial conversion feature" ("BCF") and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

Advertising, Marketing and Public Relations

The Company expenses advertising and marketing costs as they are incurred. There were no advertising expenses from inception through April 30, 2018

Offering Costs

Costs incurred in connection with raising capital by the issuance of common stock are recorded as contra equity and deducted from the capital raised.

Income Taxes

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our consolidated federal tax return and any state tax returns are not currently under examination.

APOTHECA BIOSCIENCES, INC.
NOTES TO
FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (continued):

The Company has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net Income (loss) Per Common Share

The Company computes loss per common share, in accordance with FASB ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants.

Recent Accounting Pronouncements

ASU 2014-10, "Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements". ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 during the year ended December 31, 2015.

In August 2014, the FASB issued ASU No. 2014-15, "Presentation of Financial Statements—Going Concern." The provisions of ASU No. 2014-15 require management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company's consolidated financial statements.

Other accounting standards which were not effective until after April 30, 2018 are not expected to have a material impact on the Company's consolidated financial position or results of operations.

APOTHECA BIOSCIENCES, INC.
NOTES TO
FINANCIAL STATEMENTS

3.	Accrued expense

During the period from inception (February 26, 2018) through April 30, 2018, the Company had $30,000 in accrued expenses which was accrued salaries for the Company's president.

4.	Advances from related parties

During the period from inception (February 26, 2018) through April 30, 2018, the Company had $1,947 in advances from related parties. Of the $1,947 in advances, $1,092 related to rent paid on behalf of the Company by Nuvus, a related party. The remaining $855 was related to corporate filing fees paid by the Company's president.

5.	Going concern matters

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At April 30, 2018, the Company had $0 in cash, respectively, and $32,242 in negative working capital, respectively.  From inception (February 26, 2018) through April 30, 2018, the Company had a net loss of $32,242. Continued losses may adversely affect the liquidity of the Company in the future. Therefore, the factors noted above raise substantial doubt about our ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Apotheca Biosciences Inc

Date: August 31, 2018	By: /s/ Saeed Talari
Saeed Talari
CEO